SALOMON BROTHERS VARIABLE SERIES FUND
10F-3 REPORT
April 01, 2000 through June 30, 2000

SALOMON BROTHERS VARIABLE CAPITAL FUND
                       Trade                           Purchase          % of
Issuer                 Date     Selling Dealer         Amount     Price  Issue

Uticom                 4/05/00  Lehman Brothers        $27,300   $13.00  0.11%
Charles River          6/23/00  Donaldson L. Jenrette   32,000    16.00  0.04
Manufactures Services  6/23/00  Donaldson L. Jenrette   32,000    16.00  0.04
Capstone Turbine       6/29/00  Goldman Sachs           59,200    16.00  0.10
Moblile Telesystem     6/30/00  Deutsche Banc           32,250    22.00  0.03
Netease                6/30/00  Merrill Lynch           17,050    16.00  0.06

SALOMON BROTHERS VARIABLE SMALL CAP GROWTH FUND
                       Trade                           Purchase          % of
Issuer                 Date     Selling Dealer         Amount     Price  Issue

Charles River          6/23/00  Donaldson L. Jenrette   32,000    16.00  0.04
US Unwired             5/18/00  Donaldson L. Jenrette  271,700    11.00  0.31
Capstone Turbine       6/29/00  Goldman Sachs           59,200    16.00  0.10